                                                                      Exhibit 21


              FLEMING COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT




The following table sets forth Fleming's active wholly owned subsidiaries:


             Name                               Jurisdiction of Organization
             ----                               ----------------------------
Baker's Supermarkets, Inc.                              Nebraska
Crestwood Bakery (1)                                    Wisconsin
Fleming Foods of Alabama, Inc.                          Alabama
Fleming Foods of Ohio, Inc.                             Ohio
Fleming Foods of Tennessee, Inc.                        Tennessee
Fleming Foods of Texas, Inc.                            Texas
Fleming Foods West, Inc.                                California
Fleming Franchising, Inc.                               Delaware
Fleming International, Ltd.                             Oklahoma
Fleming Technology Leasing Corporation                  Missouri
Fleming Transportation Service, Inc.                    Oklahoma
Hub City Foods Incorporated (1)                         Wisconsin
Malone & Hyde, Inc. (2)                                 Delaware
Selected Products, Inc. (3)                             Texas
Sentry Markets, Inc. (1)                                Wisconsin


(1)    Wholly owned subsidiary of Malone & Hyde, Inc.
(2) Malone & Hyde, Inc. has 12 smaller active subsidiaries other than Crestwood Bakery, Hub City Foods Incorporated and Sentry Markets, Inc., all of which are wholly owned except Dairy Fresh of Louisiana, Inc. that is 51% owned.
(3)    Selected Products, Inc. has one subsidiary, Fleming Foods East, Inc.


Not included above are 4 retail equity store corporations in which Fleming owns more than 50% of the voting securities as described under "Capital Invested in Retailers" in Item 1 hereto. In addition, the company has other subsidiaries that are not reflected herein. In the aggregate, these are not significant.






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